UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 14, 2020

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52365	20-4395271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 34072, 55-1610-37th Street S.W., Calgary, Alberta		T3C 3W2
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code: (403) 850-4120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

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ITEM 8.01 OTHER EVENTS.

Preaxia Health Care Payment Systems, Inc. (the “Company”) is providing the following update on the filing of its Form 10-Q for the quarter ended February 29, 2020. As a result of the global outbreak of the COVID-19, starting in China at the end of January 2020, the Company is unable to meet the filing deadline of the quarterly report. The Company’s business is located in China. In order to avoid the risk of the virus spreading, the Chinese government required enterprises to delay the resumption of work and production. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closures of its offices and having team members work remotely, and, as a result, the quarterly report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 4, 2020 in Release No. 34-88318 relating to the Securities Exchange Act of 1934, as amended, the Company currently expects to file its Quarterly Report on Form 10-Q approximately 45 days after April 14, 2020, which shall be no later than May 29, 2020. The Company will evaluate its need for an additional extension under Rule 12b-25 at that time, as contemplated by the Order.

The Company is supplementing the risk factors explaining the impact of COVID-19 on its business:

We are susceptible to general economic conditions, natural catastrophic events and public health crises which could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions. Deterioration in economic conditions could cause decreases in both retail and wholesale trade volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Furthermore, our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. We may experience impacts from quarantines and market downturns related to pandemic fears. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Forward-Looking Statements

Statements in this Current Report on Form 8-K are “forward-looking statements” as the term is defined under applicable securities laws. These statements include the anticipated timing of the filing of Company’s quarterly and annual statements under the Exchange Act; the expected impact of the COVID-19 virus outbreak on the Company’s financial reporting capabilities and its operations generally and the potential impact of such virus on the Company’s customers, distribution partners, advertisers and production facilities and other third parties. These and other forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks and uncertainties are, in many instances, beyond the Company’s control. Forward-looking statements, which are presented as of the date of this filing, will not be updated to reflect events or circumstances after the date of this statement except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

Date: April 14, 2020	/s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President/Chief Executive Officer

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